                           INDEMNITY AGREEMENT, dated as of May 20,
                  1997, between COLEMAN ESCROW CORP. (the "Company") and BEAR, STEARNS & CO. INC. ("Bear Stearns").


                  WHEREAS, Bear Stearns has been requested by the Company to provide a certificate dated the date hereof (the "Certificate") to First Trust National Association, as trustee (the "Trustee"), under the Indenture dated as of May 20, 1997, between the Company and the Trustee relating to the Company's Senior Secured First Priority Discount Notes due 2001 and Senior Secured Second Priority Notes due 2001 (collectively, the "Notes");

                  WHEREAS, the Certificate, which is being supplied to the Trustee in compliance with Section 314(d) of the Trust Indenture Act of 1939, as amended, sets forth a fair value of shares of capital stock of Coleman Holdings Inc. and The Coleman Company, Inc. being pledged on the date hereof to the Trustee as security for the Notes;

                  WHEREAS, in order to induce Bear Stearns to provide the Certificate, the Company has agreed to grant the indemnities herein provided.

                  NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Indemnification. The Company agrees to indemnify Bear Stearns and its affiliates and their respective directors, officers, employees, agents and controlling persons (Bear Stearns and each such person being an "Indemnified Party") from and against any and all loses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, arising out of the delivery of the Certificate by Bear Stearns to the Trustee and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) reasonably incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated by or on behalf of the

Company. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from Bear Stearns' bad faith or gross negligence. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the delivery of the Certificate, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court to have resulted from Bear Stearns' bad faith or gross negligence.

                  If the Indemnification of an Indemnified Party provided for in this letter agreement is for any reason held unenforceable, the Company agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and Bear Stearns, on the other hand, as well as any other relevant equitable considerations. In no event, shall an Indemnified Party be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by Bear Stearns pursuant to the Purchase Agreement.

                  Each Indemnified Party shall give notice as promptly as reasonably practical to the Company of any suit commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the Company shall not relieve the Company from any liability which it may have otherwise than on account of this indemnity agreement. The Company may participate at its own expense in the defense of any such action. In no event shall the Company be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                  The Company agrees that, without Bear Stearns' prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under this Indemnity Agreement (whether or not Bear Stearns or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding. The Company shall not be liable for any settlement effected without its written consent of any claim or action.

                  In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company in which such Indemnified Party is not named as a defendant, the Company agrees to reimburse Bear Stearns for all out-of-pocket expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel, and to compensate Bear Stearns in an amount to be mutually agreed upon.

                  2.  Governing Law.  This agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

                  3. Waivers, Amendment, etc. No waiver, amendment or other modification of this letter agreement shall be effective unless in writing and signed by each party to be bound thereby.

                  IN WITNESS WHEREOF, each of the Company and Bear Stearns, by their respective officers thereunto duly authorized, has executed and delivered this Agreement as of the date first written above.


                                            COLEMAN ESCROW CORP.,

                                         by
                                            /s/ Glenn P. Dickes
                                            ---------------------------
                                            Name: Glenn P. Dickes
                                            Title: Vice President and Secretary


                                            BEAR, STEARNS & CO. INC.,

                                         by
                                            /s/ Robert Bicknese
                                            ---------------------------
                                            Name: Robert Bicknese
                                            Title: Senior Managing Director